ASSET PURCHASE AGREEMENT

     dated as of the 26th day of April, 1996

     by and among

     CROSSMANN COMMUNITIES, INC.

     CROSSMANN COMMUNITIES OF OHIO, INC.

     TOM PEEBLES BUILDERS, INC.

     and

     THOMAS H. PEEBLES

     ASSET PURCHASE AGREEMENT


      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 26th day of April, 1996, by and among CROSSMANN COMMUNITIES, INC., an Indiana corporation ("Crossmann"), CROSSMANN COMMUNITIES OF OHIO, INC. an Ohio corporation and a wholly owned subsidiary of Crossmann (the "Purchaser"), TOM PEEBLES BUILDERS, INC., an Ohio corporation (the "Seller"), and Thomas H. Peebles, the sole shareholder of the Seller ("Peebles").

     WITNESSETH

       WHEREAS, the Seller is engaged in the business of acquiring undeveloped and developed real estate, developing such real estate, and building residential homes thereon (the "Business").

      WHEREAS, the Purchaser, in reliance upon the representations, warranties and covenants of the Seller and Peebles set forth herein, desires to purchase from the Seller, and the Seller desires to sell, transfer and convey the Acquired Assets to the Purchaser pursuant to the terms and subject to the conditions set forth in this Agreement.

          NOW THEREFORE, in consideration of the representations, warranties, covenants, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Crossmann, the Purchaser, the Seller, and Peebles hereby agree as follows:

     ARTICLE I.

     SALE AND PURCHASE

       Section 1.011. Transfer of the Acquired Assets. Subject to the terms and conditions set forth herein, on the Closing Date, the Seller shall sell, convey, transfer, assign, and deliver to the Purchaser, and the Purchaser shall purchase, acquire, and accept from the Seller, all of the respective rights, titles, and interests of the Seller in and to the Acquired Assets, which assets include, but are not limited to, the Seller's sales contracts and other agreements for the conveyance of residential property. The Purchaser shall not purchase, acquire, or accept from the Seller any right, title or interest of the Seller in or to the Excluded Assets..

        Section 1.012. Sale at Closing Date. The sales, conveyances, transfers, assignments, and deliveries by the Seller of the Acquired Assets, as herein provided, shall be effected on the Closing Date, free and clear of all Liens, except for the Liens set forth on Schedule 1.02, by appropriate deeds, bills of sale, endorsements, assignments, and other instruments of transfer and conveyance satisfactory in form and substance to the Purchaser..

          Section 1.013. Assumption of Liabilities. Subject to the terms and conditions set forth herein, from and after the Closing, the Purchaser shall assume, pay, perform, and discharge, when due, the liabilities and obligations of the Seller which are secured by the Acquired Assets or which are otherwise listed on Schedule 1.03 (the "Assumed Liabilities"). Notwithstanding the foregoing, the Purchaser shall not assume, pay, perform or discharge any liability or obligation of the Seller which is not an Assumed Liability, including, but not limited to:.

(a) any liability or obligation which is secured by the Excluded Assets;

(b) any unfunded pension liability;

(c) any Tax liability which accrued on or before the Closing Date (including any Tax liability resulting from the sale and transfer by the Seller of the Acquired Assets hereunder); provided, however, that the Purchaser shall pay (i) the real estate taxes which become due and payable in June or July of 1996, the estimated amount of which is listed on Schedule 1.03 and (ii) the transfer taxes set forth a Schedule 1.04; provided, further, that the Purchaser shall not be responsible for any past due or delinquent taxes.

(d) any liability arising from activities outside of the ordinary course of the Business;

(e) any tort liability not listed on Schedule 1.03;

(f) any warranty liability not listed on Schedule 1.03; provided however, that with regard to warranty claims on residential homes built by the Seller during the twelve (12) months preceding the Closing Date, the Purchaser shall only assume a liability of $500 per house for warranty claims, up to a maximum of $20,000 in the aggregate;

(g)
any cost or expense, not listed on Schedule 1.03, incurred in building residential homes the sale of which closed prior to the Closing Date (for example, the Purchaser shall not be responsible for paying any contractor or subcontractor that worked on residential homes if the sale of such homes closed prior to the Closing Date unless those costs are included in the liabilities set forth on Schedule 1.03);

(h)
any liability arising from any suit, cause, action, claim, investigation, or arbitral action that was filed, in progress, pending, or threatened against the Seller (or any of its assets or property) on or before the Closing Date whether at law or in equity, whether civil or criminal in nature, whether before any federal, state, county, or local court, commission, board or agency;

(i)
any liability arising from circumstances arising on or before the Closing Date not listed on Schedule 1.03; or


(j)
any other undisclosed liability.

     Section 1.014. Purchase PriceThe aggregate purchase price (the "Purchase Price") to be paid by the Purchaser to the Seller for the Acquired Assets shall be:.

          (a) the sum of Five Hundred Thousand Dollars ($500,000.00) payable at the Closing;


          (b)     the assumption of the Assumed Liabilities of the Seller; and


          (c) the amount set forth on Schedule 1.04 (which shall be delivered to the Purchaser three days prior to Closing) which shall reimburse the Seller for certain transaction costs (including recording fees, title insurance and transfer taxes, imposed on the transfer of the Real Property and the Seller's trucks, automobiles and vans, but excluding the Seller's accountant's and attorney's fees) that Seller will incur in connection with the transactions contemplated by this Agreement (the "Transaction Costs"), payable by check as soon as practicable after the Closing.


      Section 1.015. Fair ConsiderationThe parties acknowledge and agree that the consideration provided for in this Article I represents fair consideration and reasonable equivalent value for the sale and transfer of the Acquired Assets, the assumption of the Assumed Liabilities, and the transactions, representation, warranties, covenants, and agreements set forth in this Agreement, which consideration was agreed upon as the result of arm's-length, good-faith negotiations between the parties and their respective representatives..

     Section 1.016. Subsequent DocumentationAt any time and from time to time after the Closing Date and without any further consideration, the Seller and Peebles shall, upon the request of the Purchaser, and the Purchaser shall, upon the request of the Seller or Peebles, promptly execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such further instruments and other documents, and perform, or cause to be performed, such further acts, as may be reasonably required to evidence or effectuate the sale, conveyance, transfer, assignment, and delivery hereunder of the Acquired Assets, the assumption by the Purchaser of the Assumed Liabilities, the performance by the parties of any of their other respective obligations under this Agreement, and to carry out the purposes and intent of this Agreement. Without limiting any of the foregoing, prior to or after the Closing Date the Seller and Peebles shall execute and deliver a license agreement to the Purchaser pursuant to which the Seller and Peebles shall grant the Purchaser the right to use the name "Peebles Builders, Inc." in the Dayton Metropolitan Area for a period of ten (10) years..

      Section 1.017. Assignment of ContractsTo the extent that the assignment of all or any portion of any of the Assigned Contracts shall require the consent of any other party thereto, the execution of this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. Prior to the Closing, the Seller shall use its best efforts to obtain all consents required to assign all or any portion of the Assigned Contracts to the Purchaser; provided, however, that no modification of any such Assigned Contract shall be made without the Purchaser's prior written consent. If the Seller is unable to obtain the necessary consents or is otherwise unable to effect an assignment of an Assigned Contract, the parties agree to take such actions and to enter into such agreements as may be necessary in order to effect a transfer of all of the rights and obligations with respect to such Assigned Contract from the Seller to the Purchaser, including, but not limited to, causing Purchaser to become the subcontractor of the Seller with respect to such Assigned Contract..

     Section 1.018. Best EffortsBoth prior and subsequent to the Closing, the Seller and Peebles shall use their best efforts to take, or cause to be taken, all actions, and do, or caused to be done, all things, necessary, proper, or advisable, and consistent with applicable law, to consummate and make effective the transactions contemplated by this Agreement, including all actions necessary to obtain all consents, waivers, authorizations, and approvals of all governmental and regulatory authorities and of all other persons required to be obtained by the Seller in connection with its execution, delivery, and performance of this Agreement. .

     ARTICLE II.

     REPRESENTATIONS AND WARRANTIES OF THE SELLER
     AND PEEBLES

         As a material inducement to Crossmann and the Purchaser to enter into this Agreement and to the Purchaser to enter into all other agreements and documents executed by the Purchaser in connection with this Agreement, including, but not limited to, the Peebles Employment Agreement described in
Section 7.04, and the Lease described in Section 8.09 , and to consummate the transactions contemplated hereby and thereby, the Seller and Peebles jointly and severally represent and warrant to Crossmann and the Purchaser that:

        Section 1.021. Title to PropertyExcept as set forth in Schedule 2.01, the Seller has good, valid and marketable title to all of its respective properties, interests in properties and assets (other than those held by lease), real or personal, tangible or intangible, that are used in its Business, free and clear of all mortgages, liens, pledges, charges, claims, security interests, encumbrances, easements, encroachments, rights of third parties, or other interests of any kind or character, and except for liens for property taxes not yet due and payable. Without limiting the foregoing, except as set forth on Schedule 1.02, the Acquired Assets are held by the Seller free and clear of any and all mortgages, liens, pledges, charges, claims, security interests, encumbrances, easements, encroachments, rights of third parties, or other interests of any kind or character..

        Section 1.022. Authority; ConsentThe Seller and Peebles have the full capacity, right, power, and authority to enter into, execute, and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to comply with and fulfill the terms and conditions of this Agreement. The Seller has the full capacity, right, power, and authority to sell, transfer, assign, and deliver all of the Acquired Assets to the Purchaser. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the board of directors and the shareholder of the Seller. This Agreement constitutes a valid and binding obligation of the Seller and Peebles, enforceable against each of them in accordance with its terms and conditions, subject as to enforcement to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors rights generally. No further action is necessary by the Seller or Peebles to make this Agreement valid and binding upon it or him and enforceable against it or him in accordance with the terms hereof or to carry out the transactions contemplated hereby. Except as set forth in Schedule 2.02, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Seller and Peebles with any of the provisions of this Agreement will:.

           (a) Conflict with, violate, result in a breach of, constitute a material default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation, or acceleration under any provision of the Articles of Incorporation or By-laws of the Seller or any of the terms, conditions or provisions of any note, lien, bond mortgage, indenture, license, lease, contract, commitment, agreement, understanding, arrangement, restriction, or other instrument or obligation to which the Seller or Peebles is a party or by which the Seller or Peebles or any of their respective properties or assets may be bound;


             (b) Violate any law, rule, or regulation of any government or governmental agency or body, or any judgment, order, writ, injunction, or decree of any court, administrative agency, or governmental agency or body applicable to the Seller, Peebles or any of their respective properties, assets, or outstanding shares or other securities of the Seller; or


             (c) Constitute an event which, with or without notice, lapse of time, or action by a third party, could result in the creation of any lien, charge, or encumbrance upon any of the assets or properties of the Seller, or upon the Acquired Assets, or cause the maturity of any liability, obligation, or debt of the Seller to be accelerated or increased.


         Section 1.023. Consents and ApprovalsExcept as set forth on Schedule 2.03, the execution, delivery, and performance of this Agreement by the Seller and Peebles and the consummation by the Seller and Peebles of the transactions contemplated hereby will not require any notice to, or consent, authorization, or approval from any court or governmental authority or any other third party. Except as set forth in Section 2.03, any and all notices, consents, authorizations, and approvals set forth on Schedule 2.03 have been made and obtained.

      Section 1.024. Corporation OrganizationThe Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and does not own or lease property or conduct business outside of the State of Ohio. The Seller has all the requisite power and authority to own, lease, and operate its properties and to carry on its Business as it is now being conducted. The Seller prior to the Closing will deliver to the Purchaser (a) a true and complete copy of the Articles of Incorporation, including all amendments thereto, of the Seller, (b) a Certificate of Good Standing of the Seller issued by the Secretary of State for the State of Ohio, and (c) a copy of the By-laws, including all amendments thereto, of the Seller certified as true and complete and presently in effect by the Secretary of the Seller.

       Section 1.025.  Transactions with Certain PersonsExcept as set forth in
Schedule 2.05, and except as incurred in the ordinary course of its Business, the Seller is not owed any amount from, and does not owe any amount to, and does not have any contracts with or commitments to (a) Peebles (other than amounts payable by Seller to Peebles or payable by Peebles to Seller and which
(i) are not material in amount whether taken individually or in the aggregate and (ii) do not constitute Acquired Assets or Assumed Liabilities), (b) any key employees of the Seller, or (c) any Affiliate. Except as set forth in
Schedule 2.05, no assets or properties owned by any person specified above are used by the Seller in connection with its Business..

          Section 1.026. Financial StatementsTrue and complete copies of the financial statements as of October 31 in each of the years 1993, 1994 and 1995 (collectively the "Annual Financial Statements") and the internally prepared balance sheets and income statements of the Seller as of March 31, 1996, for the five (5) months then ended (the "Interim Financial Statements") are attached hereto as Schedule 2.06 (collectively the "Financial Statements"). The Financial Statements are true and correct in all material respects, have been prepared from the books and records of the Seller in accordance with generally accepted accounting principles and contain and reflect all necessary adjustments or accruals necessary for a fair presentation of the financial condition or results of operation of the Seller. The balance sheets included in the Financial Statements fairly present the financial condition of the Seller as of the date thereof, and the income statements and statements of cash flow fairly present the results of the operations of the Seller for the periods indicated (subject as to such balance sheet and statements included in the Interim Financial Statements). The Financial Statements contain and reflect adequate provisions for all reasonably anticipated liabilities and adequate reserves for all reasonably anticipated material losses, costs, and expenses..

     Section 1.027.  Tax MattersExcept as set forth in Schedule 2.07:.

(a)
All federal, state, county, and local taxes of any kind or character, including, without limitation, income (including gross and adjusted gross), receipts, property (including real, personal, and intangible), sales, use, franchise, value added, excise, recording, financial institutions, employees' income and social security withholding, and all other withholding, social security, unemployment taxes, which are due and payable by or on behalf of the Seller, and all interest and penalties thereon (collectively, the "Taxes"), have been fully paid (and, to the extent applicable, withheld) in full (or are adequately reflected as a liability in the Interim Financial Statements);

(b)
The Seller on behalf of the Seller has filed all currently due federal, state, county, local, and other tax returns, statements, forms, reports, and similar documents with respect to Taxes required to be filed with the appropriate third parties and governmental agencies in all jurisdictions in which such returns, statements, forms, reports, and similar documents are required to be filed (collectively, the "Returns"); and all such Returns are true, correct, and complete in all material respects;

(c)
There is not now in force any extension of time with respect to the date on which any Return was or is due to be filed by, or on behalf of, or with respect to the Seller or any waiver or agreement by the Seller for an extension of time for the assessment of any Tax;

(d)
The Seller is not subject to any penalty by reason of a violation of any order, rule, or regulation of, or with respect to any Return or any other Tax return or report required to be filed with, any taxing authority;

(e)
The Seller does not have any pending requests for ruling with any taxing authority; and

(f)
There are no liens for Taxes upon the assets of the Seller except liens for current Taxes not yet due.

       Section 1.028. Compliance with Laws; No Default or LitigationExcept as set forth in Schedule 2.08:.

           (a) The Seller is not in default or violation (nor is there any event which, with notice or lapse of time or both, would constitute a default or violation) in any respect (i) under any contract, agreement, lease, consent order, or other commitment to which it is a party or the Business is subject or bound or (ii) under any law, rule, regulation, writ, injunction, order, or decree of any court or any federal, state, local, or other governmental department, commission, board, bureau, agency, or instrumentality (including, without limitation, applicable laws, rules and regulations relating to environmental protection, antitrust, civil rights, health, and occupational health and safety);


           (b) There are no actions, suits, claims, investigations, or legal arbitration or administrative proceedings in progress, pending, or threatened by or against the Seller (or any of its assets or properties) whether at law or in equity, whether civil or criminal in nature, or whether before or by a federal, state, county, local, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, nor has the Seller been charged with or received any notice of any violation of any rule, regulation, ordinance, law, order, decree, or requirement relating to the Seller, its properties, assets, or the transactions contemplated by this Agreement; and


           (c) No action, suit, or proceeding has been instituted or threatened to restrain, prohibit, or otherwise challenge the legality or validity of the transactions contemplated by this Agreement.


     Section 1.029. Real Property-LeaseThe Seller is not a party to any lease under which the Seller is a lessee or lessor of real property, except that the Seller is a lessee of office space located at 955 Congress Park Drive, Dayton, Ohio (the "Office Space") more fully described on Schedule 2.09 (the "Office Lease"). The Seller has not executed any subordination agreements with respect to the Office Lease. The Office Lease will be canceled or terminated on or before the Closing Date, and such termination will not violate any of the terms or conditions of the Office Lease..

         Section 2.10. Real PropertySchedule 2.10 contains a list of the real property that will be acquired by the Purchaser pursuant to Section 1.01 including all buildings, residential homes whether completed or incomplete, structures and improvements located thereon, fixtures contained therein, and appurtenances attached thereto (the "Real Property")..

          Section 2.11.  Conformity of the Real PropertyExcept as set forth in
Schedule 2.11, the Real Property conforms in all material respects to all applicable federal, state, county, and local laws, regulations, and ordinances, including without limitation those related to zoning, use, or construction, and the Real Property is zoned for the purposes for which it presently is used..

     Section 2.12. Personal Property-OwnedThe Seller on or before the Closing Date will deliver to the Purchaser a list and brief description of all tools, furniture, machinery, supplies, vehicles, equipment, and other items of tangible personal property owned by the Seller (the "Personal Property")..

      Section 2.13. Personal Property-LeasedSchedule 2.13 contains a list and brief description of all leases and other agreements under which the Seller is a lessee of, holds, or operates any tools, furniture, machinery, vehicles, equipment, or other personal property owned by any third party (the "Leased Personal Property"). The Seller or Peebles on or before the Closing will deliver to the Purchaser copies of the leases and agreements listed in
Schedule 2.13. Each of such leases and agreements is in full force and effect and constitutes a legal, valid, and binding obligation of the Seller, enforceable in accordance with its terms. No consent of any lessor of the Leased Personal Property is required in connection with the transactions contemplated by this Agreement, except as set forth in Schedule 2.13..

     Section 2.14.  Contracts.

                (a) Schedule 2.14 lists the following contracts and leases (other than those described in Schedule 2.09 and Schedule 2.13, including all amendments thereto, to which the Seller is a party (the "Contracts");

                      (1) All loans, lines of credit, security agreements, guaranties, or other payment obligations;

                      (2) All agreements of guaranty or indemnification (provided that after the Closing, the Purchaser will assume all responsibilities and liabilities with respect to all such agreements which constitute Assumed Liabilities);

                      (3)
                      All agreements, contracts, and commitments containing any covenant limiting the right of the Seller to engage in any line of business or compete with any person;

                      (4)
                      All written employment agreements, contracts, policies, and commitments with or between the Seller and any of its employees, directors, or officers, including without limitation those relating to severance;

                      (5)
                      All material written agreements with employees as a group;

                      (6)
                      Contracts with suppliers and vendors of parts, equipment, and other items used by the Seller in the ordinary course of Business; and

                      (7)     All joint venture or partnership agreements.

             (b) All of the Contracts are valid and binding obligations of the Seller, are enforceable in accordance with their respective terms, are in full force and effect and, except as otherwise specified in Schedule 2.14, will continue in full force and effect without the consent of any other party so that, after the Closing, the Purchaser will be entitled to the full benefits thereof. Except as set forth in Schedule 2.14, none of the Contracts contains any provisions that are triggered by a change in control of or sale of substantially all of the assets of the Seller or by any of the transactions contemplated by this Agreement. Except as listed on Schedule 2.14, none of the Contracts listed pursuant to paragraph (a)(i) of this Section 2.14 contain a provision imposing a penalty if any of the amounts due thereunder are prepaid. Except as disclosed in Schedule 2.14, there is not any existing default or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights. Copies of the Contracts in written form have been delivered or will be delivered to the Purchaser prior to the Closing.

       Section 2.15. Accounts and Notes ReceivableThe Seller on or before the Closing will deliver to the Purchaser a list of accounts and notes receivable owing to the Seller from its customers as of the date of the Interim Financial Statements..

     Section 2.16.  SuppliesExcept as set forth in Schedule 2.16:.

                   (a) The Seller has not experienced any shortages of raw materials, components or other supplies (collectively "Supplies") necessary to conduct the Business within the twelve (12) month period preceding the date hereof, and the Seller has on hand, or has reason to believe it can timely obtain, a sufficient quantity of Supplies to satisfy all contracts to construct residential homes (the "Construction Contracts") heretofore received and all Construction Contracts anticipated to be received during the remainder of the calendar year 1996.


           (b) the Supplies of the Seller are good and merchantable, first quality material and are saleable in the ordinary course of Business without discount from the prices generally charged for like material of first quality, and the quantities of all inventory are reasonable and warranted in the present circumstances of the Business.


       Section 2.17. Licenses and PermitsThe Seller possesses all franchises, licenses, permits, certificates, approvals, consents, clearances, notifications, registrations, and other authorizations necessary to conduct the Business as now conducted (the "Permits"). Except as provided in Schedule 2.17, all such Permits are freely transferable and will continue in full force and effect without the consent of any other party so that, after the Closing, the Purchaser will be entitled to the full benefits of any Permits. Except as set forth in Schedule 2.17, none of the Permits contain any provisions that are triggered by a change in possession or ownership of such Permits or by any of the transactions contemplated by this Agreement..

          Section 2.18. Labor Relations: EmployeesAs of March 31, 1996, the Seller employed a total of 15 employees. As of the Closing Date, except as set forth in Schedule 2.18..

                  (a) The Seller has paid in full or accrued to all of its employees all wages, salaries, commissions, bonuses, fringe benefit payments, and all other direct and indirect compensation of any kind for all services performed by them and each of them to the date hereof;

          (b) The Seller is in compliance with (i) all federal, state, and local laws, ordinances, and regulations dealing with employment and employment practices of any kind, and (ii) all wages and hours requirements and regulations;


                    (c) There is no unfair labor practice, safety, health, discrimination, or wage claim, charge, complaint, or suit pending or threatened against or involving the Seller before the National Labor Relations Board, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, Department of Labor, or any other federal, state, or local agency;


                    (d) There is no labor dispute, strike, work stoppage, interference with production, or slowdown in progress, threatened against, or involving the Seller;


             (e) There is no question of representation under the National Labor Relations Act, as amended, or any state equivalent thereof, pending with respect to the employees of the Seller;


          (f) There is no grievance pending or threatened which might have a material adverse effect on the Seller or on the conduct of the Business;


          (g) There exists no collective bargaining agreement to which the Seller is a party, and there is no collective bargaining agreement currently being negotiated, subject to negotiation, or renegotiation by the Seller; and


             (h) There is no dispute, claim, or proceeding pending with or threatened by the Immigration and Naturalization Service with respect to the Seller.


     Section 2.19.  Employee Benefit Plans.

          (a)
Schedule 2.19, attached hereto and made a part hereof, contains a list of each
(i) employee welfare benefit plan (as defined in Section 3(1) of ERISA (hereinafter referred to as "Employee Welfare Benefit Plan") and (ii) employee pension benefit plan (as defined in Section 3(2) of ERISA) (hereinafter referred to as "Employee Pension Benefit Plan"), (a) which was maintained or administered by the Seller immediately prior to the Closing, (b) to which the Seller contributed to, or was legally obligated to contribute to immediately prior to the Closing, or (c) under which the Seller had any liability immediately prior to Closing, with respect to its current or former employees or independent contractors. Solely for purposes of this Section 2.19, the Employee Welfare Benefit Plans and Employee Pension Benefit Plans are collectively referred to as "Employee Benefit Plans" and individually referred to as an "Employee Benefit Plan".

          (b)
The Seller on or before the Closing will provide the Purchaser with true and correct copies of (i) all Employee Benefit Plans listed on Schedule 2.19, including all amendments thereto, (ii) the most recent summary plan description for each Employee Benefit Plan, and (iii) the most recently filed IRS Form 5500 for each Employee Benefit Plan.

            (c) Each of the Employee Benefit Plans is in compliance in all material respects with the applicable provisions of ERISA and those provisions of the Code applicable to the Employee Benefit Plans, and each Employee
Benefit Plan intended to be qualified under section 401(a) of the Code is so qualified. None of the Employee Benefit Plans is subject to Title IV of ERISA or to section 412 of the Code. All contributions to, and payments from, the Employee Benefit Plans which may have been required to be made in accordance with the Employee Benefit Plans or the Code have been timely made. Each of the Employee Benefit Plans has been administered at all times in all material respects in accordance with its terms. There are no pending investigations by any governmental agency involving the Employee Benefit Plans, except with respect to this transaction, no termination proceedings involving the Employee Benefit Plans, and no threatened or pending claims (except for claims for benefits payable in the normal operation of the Employee Benefit Plans), suits, or proceedings against any Employee Benefit Plan or assertion of any rights or claims to benefits under any Employee Benefit Plan.


                   (d) No Employee Benefit Plan fiduciary has engaged in a "prohibited transaction" (as that term is defined in section 4975 of the Code or section 406 of ERISA) which could subject any Employee Benefit Plan to the tax or penalty on prohibited transactions imposed by section 4975 or the sanctions imposed under Title I of ERISA.


                    (e) The Seller is not obligated to contribute to any multiemployer plan (as defined in ERISA Section 3(37).


                 Section 2.20.  Environmental ComplianceExcept as set forth in
Schedule 2.20, or as set forth within the Phase I Environmental Assessment Reports (as updated) identified in Schedule 2.20, or provided to the Purchaser pursuant to Section 8.02 hereof:.

           (a) To the knowledge of the Seller and Peebles, the Seller has at all times complied with all applicable Environmental Requirements in its development and construction of the Owned Property. Further, to the knowledge of the Seller, no previous owner of any Owned Property materially violated any Environmental Requirements.


              (b) To the knowledge of the Seller and Peebles, no Hazardous Material has ever been generated, manufactured, refined, used, transported, treated, stored, handled, disposed, transferred, produced, or processed at, to, or on any Owned Property and no Hazardous Material has ever been incorporated into any
Owned Property.

              (c) To the knowledge of the Seller and Peebles, there are no existing or potential Environmental Claims relating to any Owned Property, and the Seller has not received any notification, nor does it have any knowledge of, any alleged, actual, or potential responsibility for any disposal, release, or threatened release at any location of any Hazardous Material generated at or transported from any Owned Property by or on behalf of the Seller.


          (d)
To the knowledge of the Seller and Peebles, (i) no underground storage tank or other underground storage receptacle (or associated equipment or piping) for Hazardous Materials is currently located at or on any Owned Property and there have been no releases of any Hazardous Materials from any such underground storage tank or related piping at any time prior to the Closing; and (ii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Materials at, on, to, or from any Owned Property.

              (e) To the knowledge of the Seller and Peebles, there are no PCBs or friable asbestos located or contained at, on, or in any Owned Property.


          (f)
To the knowledge of the Seller and Peebles, no lien or other encumbrance has been imposed on any Owned Property by any federal, state, local, or foreign governmental agency or authority due to either the presence of any Hazardous Material on, off, or in the Owned Property or a violation of any Environmental Requirement.

            (g) To the knowledge of the Seller and Peebles, the Seller has not received any notices issued pursuant to the citizen's suit provision of any Environmental Requirement relating to any Owned Property.


            (h) To the knowledge of the Seller and Peebles, the Seller has not received any request for information, notice, demand, letter, administrative inquiry, formal or informal complaint, or claim with respect to any Environmental Conditions or violation of any Environmental Requirement relating to any Owned Property.


           (i) To the knowledge of the Seller and Peebles, there have been no environmental investigations, site assessments or audits, or soil or groundwater sampling conducted at any Owned Property by the Seller, or, to the Seller's or Peebles' knowledge, by any other person.


     Section 2.21.  Growth ManagementTo the knowledge of the Seller:.

                 (a) All of the Real Property and all operations conducted thereon, including without limitation, the Seller's use of the Real Property, Personal Property and Leased Personal Property, are currently in compliance with all applicable federal, state, and local land use and growth management laws, regulations, rules, ordinances, permits, development orders, approvals, resolutions, and orders, including without limitation all consent orders.


            (b) With respect to the Real Property there exists no state of affairs and there has occurred no event that currently requires, or is currently expected to require in the future, reporting or disclosure by the Purchaser to any federal, state, or local agency concerned with management or land use control or growth management, except as set forth in Schedule 2.21.


             (c) All of the Owned Property sold, transferred or vacated by Seller prior to the Closing was in compliance with all applicable federal, state, and local land use and growth management laws, regulations, rules, ordinances, permits, development orders, approvals, resolutions, and orders, including all consent orders at the time such Owned Property was sold, transferred or vacated by Seller.

                   (d) There are no pending or, to the Seller's knowledge, threatened claims by any private parties or governmental agencies, and there are no pending or threatened judicial or administrative actions, alleged violations of any federal, state, or local land use or growth management laws, regulations, rules, ordinances, permits, development orders, approvals, resolutions, or orders on or connected with the Real Property, or the operations conducted thereon or at any time prior to the Closing Date.


     Section 2.22.  Insurance.

             (a) The Seller is insured by reputable insurers (unaffiliated with the Seller or Peebles) with respect to the Real Property, the Personal Property, the Leased Personal Property, the Supplies, and the Business.
Schedule 2.22 contains:


                 (1) A list of all policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health, and other forms of insurance held by the Seller, and specifies the insurer, amount of coverage, premiums, deductibles, type of insurance and policy number; and

               (2)     A list of all pending claims under such policies.

            (b) The policies listed in Schedule 2.22 are in full force and effect, and all premiums due and payable with respect to such policies are currently paid. The insurance coverage provided by the policies listed in
Schedule 2.22 satisfies all contractual and statutory requirements applicable to the Seller. The Seller or Peebles will deliver to the Purchaser prior to the Closing copies of all insurance policies listed on Schedule 2.22.

     Section 2.23. No GuarantiesExcept as disclosed in Schedule 2.23, none of the obligations or liabilities of the Seller is guaranteed by Peebles or any other Person, nor has the Seller guaranteed the obligations or liabilities of Peebles or any other Person..

          Section 2.24. Power of AttorneySchedule 2.24 contains a list of the names of all Persons holding general or special written powers of attorney from the Seller and a summary of the terms thereof..

      Section 2.25. No ChangesExcept as set forth in Schedule 2.25, since the date of the Interim Financial Statements, the Seller has not (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) except in the ordinary course of Business, (b) incurred any indebtedness for borrowed money or entered into any commitment to borrow money or guarantee, assumption, endorsement of, or other assumption of any liability that is secured by the Acquired Assets; (c) sold, transferred or otherwise disposed of any of the Acquired Assets, without the written consent of the Purchaser, other than sales in the ordinary course of Business of lots in developments known as the White Fence Farm development or Green Meadow Ranch development which are more fully described on Schedule 2.25; (d) declared or paid any dividend or made any distribution on any shares of its capital stock;
(e) made any bonus or profit sharing distribution of any kind; (f) conducted its Business or entered into any transaction except in the ordinary course of Business consistent with past practice; (g) made any illegal payments to any Person or (h) made any changes to its Articles of Incorporation or Bylaws..

         Section 2.26. Director, President and ShareholderPeebles is the sole director and shareholder of the Seller and is the President of the Seller..

          Section 2.27. SuppliersExcept as set forth on Schedule 2.27, to the knowledge of the Seller, none of the Seller's material suppliers, vendors or subcontractors has, or intends to, terminate or change significantly its relationship with the Seller..

          Section 2.28. Letters of Intent and Sale DiscussionsExcept for the Letter of Intent by and among Crossmann, the Seller and Peebles, dated the 17th day of January, 1996, neither the Seller nor Peebles has entered into any letter of intent or other agreement pursuant to which the Seller or Peebles has agreed to merge or consolidate the Seller with any other Person, sell or exchange any of the stock of the Seller, or sell, transfer, or assign any asset of the Seller, except for sales made in the ordinary course of Business, which has not expired or otherwise been terminated..

       Section 2.29. Absence of Certain Business PracticesExcept as set forth on Schedule 2.29, within the ten years immediately preceding the date of this Agreement, neither the Seller nor Peebles nor any Personnel or other Person acting on behalf of the Seller or Peebles has given or agreed to give, directly or indirectly, any gift or similar benefit to any customer, supplier, governmental employee, or other Person who is or may be in a position to help or hinder the Business (or assist the Seller in connection with any actual or proposed transaction relating to the Business or the Acquired Assets), which might subject the Seller to any damage or penalty in any civil, criminal, or governmental litigation or proceeding or which, if not continued in the future, may have a material adverse effect on the Acquired Assets or the Business..

          Section 2.30. Due DiligenceWith respect to all representations and warranties which are qualified "to the knowledge of the Seller", "known to the Seller", or words of similar import, the Seller has made reasonable investigation of the subject matter of the representation of warranty and, where appropriate, conferred with appropriate Personnel and/or examined appropriate documents..

      Section 2.31. Forest Ridge ProjectSince the date of the Interim Finance Statements, the Seller has not sold, transferred, or assigned, or entered into any agreement to sell, transfer or assign, any Real Property in the development known as the Forest Ridge development, which is described more fully on Schedule 2.31..

       Section 2.32. Rights Under WarrantiesSchedule 2.32 contains a true and complete list and brief description of the Seller's rights in, to, and obligations under all representations, warranties, covenants, and guarantees relating any of the Acquired Assets..

        Section 2.33. DisclosureThis Agreement and the Exhibits and Schedules attached hereto do not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained herein not misleading..

        Section 2.34. SurvivalAll representations and warranties contained in this Agreement, except those in Sections 2.07 and 2.20, shall survive the execution, delivery, and performance hereof, notwithstanding any investigation conducted at any time with respect thereto, for a period of two years after the Closing Date. The representations and warranties contained in Sections
2.07 and 2.20 shall survive the execution, delivery, and performance hereof, notwithstanding any investigation conducted at any time with respect thereto, for a period of five years and seven years, respectively, after the Closing Date..

     ARTICLE III.

     REPRESENTATIONS AND WARRANTIES OF THE BUYERS

       As a material inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Purchaser and Crossmann represent and warrant to the Seller that:

        Section 1.031. Authority; ConsentThe Purchaser and Crossmann each has the full capacity, right, power, and authority to enter into, execute, and deliver this Agreement, to consummate the transactions contemplated by this Agreement, to comply with and fulfil the terms and conditions of this Agreement, and to purchase the Acquired Assets and assume the Assumed Liabilities from the Seller. The execution and delivery of this Agreement by the Purchaser and Crossmann and the consummation by the Purchaser and Crossmann of the transactions contemplated herein have been duly and validly authorized by all necessary action on the part of the board of directors of the Purchaser and Crossmann and the shareholder of the Purchaser. This Agreement constitutes a valid and binding obligation of the Purchaser and Crossmann, enforceable against each of them in accordance with its terms and conditions, subject as to enforcement to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors rights generally. No further action is necessary by the Purchaser or Crossmann to make this Agreement valid and binding upon the Purchaser and Crossmann and enforceable against the Purchaser and Crossmann in accordance with the terms hereof or to carry out the transactions contemplated hereby. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser and Crossmann with any of the provisions of this Agreement will:.

           (a) Conflict with, violate, result in a breach of, constitute a default under (or an event which, with notice or lapse of time or both, would constitute a default), or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions or provisions of any note, lien, bond, mortgage, indenture, license, lease, contract, commitment, agreement, understanding, arrangement, restriction, or other instrument or obligation to which either the Purchaser or Crossmann is a party or by which the Purchaser, Crossmann or any of their respective properties or assets may be bound;


             (b) Violate any law, rule, or regulation of any government or governmental agency or body, or any judgment, order, writ, injunction, or decree of any court, administrative agency, or governmental agency or body applicable to the Purchaser, Crossmann or any of their respective properties, assets, outstanding shares or other securities; or


           (c) Constitute an event which, with or without notice, lapse of time, or action by a third party, could result in the creation of any lien, charge, or encumbrance upon any of the assets or properties of the Purchaser or Crossmann, or cause the maturity of any liability, obligation, or debt of the Purchaser or Crossmann to be accelerated or increased.


     Section 1.032. Consents and ApprovalsExcept as set out in Schedule 3.02, the execution and delivery of this Agreement by the Purchaser and Crossmann and the consummation by the Purchaser and Crossmann of the transactions contemplated hereby will not require any notice to, or consent, authorization, or approval from any court or governmental authority or any other third party.
  Any  and  all  notices, consents, authorizations, and approvals set forth in
Schedule 3.02 have been made and obtained..

     Section 1.033. Corporate OrganizationThe Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio. Crossmann is a corporation incorporated and validly existing under the laws of the State of Indiana, for which the most recent required annual report under Indiana Business Corporation Law has been filed with the Indiana Secretary of State and no Articles of Dissolution appear as filed with the Indiana Secretary of State's records. The Purchaser prior to the Closing will deliver to the Seller (a) a true and complete copy of the Articles of Incorporation, including all amendments thereto, of the Purchaser, (b) a Certificate of Good Standing of the Purchaser issued by the Secretary of State for the State of Ohio, and (c) a copy of the By-laws, including all amendments thereto, of the Purchaser certified as true and complete and presently in effect by the Secretary of the Purchaser..

     ARTICLE IV.

     POST-CLOSING COVENANTS

        Section 1.041. Actions of the Seller and Peebles Following ClosingThe Seller and Peebles hereby covenant and agree that at any time, and from time to time, following the Closing:.

          (a) The Seller or Peebles shall give prompt notice to the Purchaser of any breach of a representation or warranty hereunder and any failure of the Seller or Peebles to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by either of them hereunder, and the Seller and Peebles will use their best efforts to remedy any such failure.

              (b) Neither the Seller nor Peebles shall directly or indirectly use, for its or his own benefit or otherwise, or disclose to any other Person, any information relating to the Acquired Assets, the Business, or the terms and conditions of this Agreement, except to the extent that such information
(i) was in the public domain at the time of the Closing; (ii) entered into the public domain after the Closing through no fault of the Seller or Peebles;
(iii) is required to be disclosed by law or order of a court or governmental body; or (iv) as is necessary in connection with Tax matters or the ordinary conduct of the Business.

          Section 1.042. Actions of the Purchaser and Crossmann Following the Closing.

               (a) The Purchaser shall lease the model home located on lot number 08 in the Green Meadows Ranch development and the model home located on lot number 28 in the White Fence Farms Development from the Seller for a period of 60 days after the Closing Date and shall pay the Seller an amount equal to the direct costs of operating such models, including any interest costs and utility bills.


          (b)
The Company shall reimburse the Seller for the difference, if any, between the aggregate proceeds, after commissions and closing costs, from the sale of the residential homes listed on Schedule 12.03 and the outstanding liabilities on such homes; provided that, the Company shall have the right, which shall be exercised in good faith, to approve (and reject) the purchase agreements for such homes; provided further, that the maximum amount to be paid by the Company pursuant to this Section 4.02(b) shall not exceed $100,000.00.

          (c)
The Purchaser and Crossmann shall give prompt notice to the Seller of any breach of a representation or warranty hereunder and any failure of the Purchaser or Crossmann to comply with or satisfy any covenant, condition, or agreement to be completed with or satisfied by the Purchaser or Crossmann hereunder, and the Purchaser and Crossmann will use their best efforts to remedy any such failure.

     ARTICLE V.

     TAXES

          Section 1.051. TaxesThe Seller shall pay all state and local sales, transfer, excise, value-added, or other similar taxes (including without limitation, all state and local taxes in connection with the transfer of the Acquired Assets) and any deficiency, interest, or penalty asserted with respect thereto, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment, or delivery by the Seller of the Acquired Assets. The Seller shall be responsible for the preparation and filing of all required Tax Returns and shall be liable for the payment of any and all Taxes which accrued before the Closing Date, except for the real estate taxes set forth on Section 1.03 and the transfer taxes set forth on
Schedule 1.04, but including all Taxes resulting from the sale and transfer by the Seller of Acquired Assets hereunder..

          Section 1.052. Cooperation on Tax MattersThe Purchaser shall retain possession of all Files and Records transferred to the Purchaser hereunder and coming into existence after the Closing Date which relate to the Business before the Closing Date, for a period not to exceed three years from the Closing Date. In addition, from and after the Closing Date, upon reasonable notice and during normal business hours, the Purchaser shall provide access to the Seller and its attorneys, accountants, and other representatives, at the Seller's expense, to such Files and Records as the Seller may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute, and/or defend any return, filing, audit, protest, claim, suit, inquiry, or other proceeding. Seller shall be entitled at its own expense to make and to retain copies of any such records in existence as of the Closing. .

      Section 1.053. Allocation of Purchase PriceThe Seller and the Purchaser shall use their best efforts to agree, in a timely manner, upon an allocation of the Purchase Price among the Acquired Assets and shall cooperate in the timely filing of Internal Revenue Service Form 8594 (or other appropriate forms), which shall be prepared in accordance with the allocation pursuant to
Section 1060 of the Code, and any other forms or documents required to be filed with respect to such matters with state or local taxing authorities..

     ARTICLE VI.

     INDEMNIFICATION

       Section 1.061. Indemnification by the Seller and PeeblesThe Seller and Peebles shall jointly and severally indemnify and hold harmless Crossmann, the Purchaser, and their respective successors, shareholders, officers, directors, affiliates, and agents from and against any and all damages, losses, obligations, demands, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees (and costs and reasonable attorneys' fees in respect of any suit to enforce this provision) (each an "Indemnity Loss"), arising from or relating to (a) any misrepresentation in or any breach of any representation or warranty by the Seller or Peebles, or both of them, or any breach or failure of the Seller or Peebles to perform any covenant or obligation of the Seller or Peebles contained in this Agreement or any related agreement, instrument, document, exhibit, schedule or certificate furnished or required to be furnished by the Seller or Peebles pursuant to this Agreement, including , but not limited to, the Peebles Employment Agreement, or in connection with the transactions contemplated by this Agreement, or any nonfulfillment of any of the covenants or agreements of the Seller or Peebles contained in this Agreement, (b) any liability, obligation, or commitment of any nature (absolute, accrued, contingent, or other) of the Seller or Peebles, or relating to the Acquired Assets or the operation of the Business, or arising out of transactions entered into or events occurring prior to the Closing which is not an Assumed Liability expressly assumed by the Purchaser pursuant to this Agreement; and (c) any and all actions, suits, investigations, proceedings, demands, assessments, audits, and judgments arising out of any of the foregoing..

     In addition, the Seller and Peebles jointly and severally shall indemnify and hold Crossmann, the Purchaser, and their respective lenders, if any, harmless from and against any loss, claim, expense, damage, or liability (including reasonable attorneys' fees and expenses) to which the Purchaser and/or the Acquired Assets may become subject insofar as such loss, claim, damage, or liability (or actions in respect thereof) arises out of or is based upon a breach or alleged breach of, or failure to comply with any provision of, or to give any notice or make any filing pursuant to, any bulk sales law or similar statute.

          Section 1.062. Indemnification by the PurchaserThe Purchaser shall indemnify and hold harmless the Seller and its successors and their respective shareholders, officers, directors, and agents from and against any and all Indemnity Losses resulting from or relating to (a) any misrepresentation in or any breach of any representation or warranty, or any breach or failure of the Purchaser to perform any covenant or obligation of the Purchaser contained in this Agreement or any related agreement, instrument, document, exhibit, schedule or certificate furnished or required to be furnished by the Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, or any nonfulfillment of any of the covenants or agreements of the Purchaser contained in this Agreement, (b) any and all suits, actions, investigations, proceedings, demands, assessments, audits, and judgments arising out of any of the foregoing and (c) Purchaser's operation of the Business after the Closing (except to the extent such Indemnity Losses result from or relate to actions of Peebles outside the scope of his employment or in violation of his employment agreement with Purchaser or which would entitle
Purchaser to terminate Peebles Employment Agreement "for cause" under such employment agreement)..

       Section 1.063. NoticeIf an indemnified party (the "Claimant") believes that it has suffered or incurred any Indemnity Loss, it shall so notify the party which the Claimant believes has an obligation to indemnify (the "Indemnifying Party") promptly in writing describing such loss or expense, the amount thereof, if known, and the method of computation of such loss or expense, all with reasonable particularity (the "Indemnification Notice"). If any action at law, suit in equity, or administrative action is instituted by or against a third party with respect to which the Claimant intends to claim any liability or expense as an Indemnity Loss under this Article VI, it shall promptly notify the Indemnifying Party in writing of such action or suit describing such loss or expenses, the amount thereof, if known, and the method of computation of such loss or expense, all with reasonable particularity (the "Litigation Notice") in lieu of an Indemnification Notice..

     Section 1.064.  Arbitration.

          (a)
If the Indemnifying Party does not agree that the Claimant is entitled to full reimbursement for the amount specified in the Indemnification Notice, the Indemnifying Party shall notify the Claimant (the "Disagreement Notice") within 20 days of its receipt of the Indemnification Notice or Litigation Notice, as the case may be. Failure to deliver a Disagreement Notice in a timely manner shall be considered an express acknowledgement by the Indemnifying Party of its obligation to indemnify and hold harmless the Claimant with respect to the Indemnity Loss set forth in the Indemnification Notice or the Litigation Notice, as the case may be. At any time after delivery of the Disagreement Notice, either the Claimant or the Indemnifying Party may notify the other that the determination as to whether and in what amount the Claimant is entitled to indemnification from the Indemnifying Party shall then be made by an arbitration tribunal (the "Arbitration Notice"). The arbitration tribunal shall consist of three arbitrators, one to be selected by the Claimant, one to be selected by the Indemnifying Party, and the third arbitrator to be selected by the other two arbitrators. The arbitrators shall each be reasonably experienced in conducting arbitration proceedings and all arbitrators shall be selected within 15 days of the delivery of the Arbitration Notice. An arbitration hearing shall then be held within 30 days of the selection of the third arbitrator, and the arbitration tribunal shall render its determination as to whether and in what amount the Claimant is entitled to indemnification within 30 days of such hearing. All procedures with respect to the arbitration proceeding provided for in this Section 6.04
(a) shall be in accordance with the rules of the American Arbitration Association, except as otherwise specifically set forth in this Agreement.

          (b)
Each party shall be responsible for its own costs and expenses incurred in conducting the arbitration proceeding provided for in Section 6.04 (a), including attorneys' fees.

          (c)
The parties hereby irrevocably consent to be bound by the decision of the arbitration tribunal with respect to indemnification determinations.

          (d)
In cases in which the Purchaser or Crossmann is a Claimant, after the Seller or Peebles has provided a Disagreement Notice and after the delivery of the Disagreement Notice, the parties hereby agree that the bonus payments due to Peebles pursuant to the Peebles Employment Agreement shall be paid into an escrow account (the "Escrow Funds") pursuant to an escrow agreement reasonably satisfactory to the Purchaser, Crossmann, the Seller, and Peebles; provided, however, that if the Indemnity Loss arises from or relates to the Agreement, the Escrowed Funds shall not exceed the maximum amount of the Indemnifying Party's liability as provided in this Agreement. If the arbitration tribunal determines that the Purchaser or Crossmann is entitled to indemnification pursuant to this Article VI, the applicable amount of the Escrowed Funds shall be used to satisfy the obligation of the Seller or Peebles to the Purchaser or Crossmann, as the case may be. Peebles shall promptly receive any amount by which the Escrowed Funds and any interest earned thereon exceeds the amount to which the arbitration tribunal determines that the Purchaser or Crossmann, as the case may be, is entitled. If the arbitration tribunal determines that the Purchaser and/or Crossmann is not entitled to indemnification pursuant to this Article VI, the Escrowed Funds shall be immediately delivered to Peebles together with all interest earned thereon. The Seller and Peebles shall be jointly and severally liable to the Purchaser for any deficiency of the Escrowed Funds to satisfy the Indemnity Loss of the Purchaser, as determined in accordance with this Article VI. If the arbitration tribunal determines that the Purchaser is entitled to indemnification, but the amount of the Indemnity Loss cannot be determined, then the costs of arbitration shall be paid as provided in Section 6.04(b), but the Escrow Funds shall be released to Peebles and the payment of the Indemnity Loss will be made in accordance with Section 6.07. The escrow will remain in effect for no more than 90 days unless and to the extent that Peebles and/or the Seller contributed to a delay in the resolution of the dispute.

     Section 1.065.  Defense of ClaimsThe Indemnifying Party shall have thirty
(30) Business Days after receipt of the Litigation Notice to notify the Claimant that it acknowledges its obligation to indemnify and hold harmless the Claimant with respect to the Indemnity Loss set forth in the Litigation Notice and that it elects to conduct and control any legal or administrative action or suit with respect to an indemnifiable claim (the "Election Notice").
  If the Indemnifying Party gives a Disagreement Notice or does not give the foregoing Election Notice, the Claimant shall have the right to defend, contest, settle, or compromise such action or suit in the exercise of its exclusive discretion. If the Indemnifying Party gives the foregoing Election Notice, the Indemnifying Party shall have the right to undertake, conduct, and control, through counsel of its own choosing and at its sole expense, the conduct and settlement of such action or suit, and the Claimant shall cooperate with the Indemnifying Party in connection therewith; provided, however, that (a) the Indemnifying Party shall not thereby consent to the imposition of any injunction against the Claimant without the written consent of the Claimant; (b) the Indemnifying Party shall permit the Claimant to participate in such conduct or settlement through counsel chosen by the Claimant, but the fees and expenses of such counsel shall be borne by the Claimant except as provided in clause (c) below; and (c) upon a final determination of such action or suit, the Indemnifying Party shall promptly reimburse the Claimant, to the extent required under this Article VI, for the full amount of any Indemnity Loss incurred by the Claimant except fees and expenses of counsel that the Claimant incurred after the assumption of the conduct and control of such action or suit by the Indemnifying Party in good faith; (d) the Claimant shall have the right to pay or settle any such action or suit, provided that in such event the Claimant shall waive any right to indemnity therefor by the Indemnifying Party and no amount in respect thereof shall be claimed as an Indemnity Loss under this Article VI..

        Section 1.066. Computation of Indemnity LossesThe amount of Indemnity Losses hereunder shall be computed after giving effect to the receipt of any and all insurance proceeds with respect thereto..

      Section 1.067. Payment of LossesThe Indemnifying Party shall pay to the Claimant in cash the amount to which the Claimant may become entitled by reason of the provisions of this Article VI, such payment to be made within fifteen (15) Business Days after such amount is finally determined either by mutual agreement of the parties or pursuant to the arbitration proceeding described in Section 6.04 of this Agreement or, in the case of an Indemnity Loss described in a Litigation Notice, the date on which both such amount and Claimant's obligation to pay such amount have been determined by a final judgment of a court or administrative body having jurisdiction over such proceeding. In addition to the foregoing, the Seller and Peebles hereby agree that the Purchaser shall have the right to recoup all or any part of any amount that the Purchaser is owed pursuant to the preceding sentence (in lieu of seeking a cash payment from the Seller and Peebles pursuant to the preceding sentence) by notifying the Seller and Peebles that the Purchaser is reducing or eliminating the bonus payments due to Peebles under the Peebles Employment Agreement..

       Section 1.068. SurvivalNotwithstanding the foregoing, the Indemnifying Party shall have no liability with respect to any Indemnity Loss notice of which is not received by the Indemnifying Party pursuant to Section 6.03 hereof on or before the second anniversary of the Closing Date; provided, however, that the Indemnifying Party shall remain liable for any Indemnity Loss (i) arising from a breach of any representation or warranty made in Sections 2.07 for a period of five years after the Closing Date; and (ii) arising from a breach of any representation or warranty made in Section 2.20 for a period of seven years from the Closing Date..

      Section 1.069. LimitationThe aggregate liability of Peebles for any one or more breach, default or indemnification, under this Agreement except for a breach of a representation or warranty contained in Section 2.20, shall not exceed $250,000.00. In the case of an Indemnity Loss arising from or in connection with a breach of the representations and warranties set forth in
Section 2.20, the aggregate liability of Peebles for any one or more breach of such representations or warranties shall not exceed $500,000.00, which amount shall be separate from and in addition to the $250,000.00 limitation above..

     ARTICLE VII.

     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER AND PEEBLES

          The obligations of the Seller to sell and transfer Acquired Assets hereunder on the Closing Date are subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which may be waived in writing by the Seller in its sole discretion:

          Section 1.071. Performance of the Obligations of the PurchaserThe Purchaser shall have performed in all material respects all obligations under this Agreement on or before the Closing Date, and the Seller shall have received a certificate from the Purchaser to that effect dated the Closing Date and signed by the President or any other duly authorized officer of the Purchaser..

         Section 1.072. Consents and ApprovalsAll permits, consents, waivers, authorizations, and approvals of any governmental or regulatory authority, state or Federal, and of any other Person that may be reasonably required in connection with the execution of this Agreement or the effectuation of the transactions contemplated herein shall have been duly obtained and shall be in full force and effect on the Closing Date..

          Section 1.073. No Violation of OrdersNo preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or prevents the consummation of the transactions contemplated hereby shall be in effect, and no proceeding relating to any order shall have commenced..

       Section 1.074. Offer of EmploymentThe Purchaser and Peebles shall have entered into an employment and noncompetition agreement in substantially the same form as attached hereto as Exhibit 7.04 (the "Peebles Employment Agreement"). The Purchaser shall have no other obligation to employ any other Personnel after the Closing Date..

         Section 1.075. Opinions of CounselThe Seller shall have received the opinions, dated the Closing Date, of Ice Miller Donadio & Ryan to the effect that (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, (ii) execution and delivery of this Agreement and consummation of the transactions contemplated thereby do not violate the terms of the Purchaser's Articles of Incorporation or By-laws,
(iii) the execution and delivery of this Agreement by the Purchaser does not require the consent or approval of any governmental authority or other third party, except such consents and approvals which have been obtained prior to the Closing, (iv) the Agreement and the Lease (described in Section 8.08) and the Peebles Employment Agreement (described in Section 7.04) each has been duly authorized by all corporate action by the Purchaser and has been duly executed and delivered by the Purchaser and is enforceable against Purchaser in accordance with its terms (provided, however, that for purposes of this enforceability opinion, counsel will be permitted to assume that Ohio and Indiana law are identical) and (v) to the knowledge of such counsel there is no claim or lawsuit pending or threatened which would challenge or prevent the consummation of the transactions contemplated by the Agreement..

     ARTICLE VIII.

     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

         The obligations of the Purchaser to purchase, acquire, and accept the Acquired Assets, and to assume the Assumed Liabilities on the Closing Date are subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which the Purchaser may, in its sole discretion, waive in writing.

          Section 1.081. Performance of the Obligations of the Seller and PeeblesThe Seller or Peebles shall have performed in all material respects all obligations required under this Agreement to be performed by the Seller or Peebles on or before the Closing Date from the Seller signed by the President or any other authorized officer of the Seller and from Peebles..

         Section 1.082. Completion of Due DiligenceThe Purchaser, in its sole discretion, shall be satisfied with the results of its due diligence regarding the Acquired Assets, the Assumed Liabilities, and the Business, including, but not limited to, the information set forth on the Schedules to this Agreement. Seller shall have delivered to Purchaser updated Phase 1 Environmental Assessments of all Real Property of the Seller..

        Section 1.083. Consents and ApprovalsAll Permits necessary to conduct the Business, including any necessary transfer thereof, and all consents, waivers, authorizations, and approvals of any governmental or regulatory authority, state or Federal, and of any other Person, that may be reasonably required in connection with the execution of this Agreement or the effectuation of the transactions contemplated herein, including, but not limited to, consents necessary to assign the Seller's partnership interest in Partnerships to the Purchaser, shall have been duly obtained and shall be in full force and effect on the Closing Date. Each party (other than the Seller) to any of the Assigned Contracts specified in Schedule 12.02 shall have provided its written consent to the assignment of the Assigned Contract to the Purchaser as provided herein..

          Section 1.084. No Violation of OrdersNo preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the Acquired Assets, the Business or the financial condition of the Seller shall be in effect, and no proceeding relating to any order shall have commenced..

        Section 1.085. Title InsurancePrior to the Closing, Seller shall have furnished the Purchaser, at the Seller's expense, a commitment for an owner's policy of title insurance, satisfactory to the Purchaser, in its sole and absolute discretion, issued by a nationally reputable title insurance company (the "Title Company"), and containing the agreement of the Title Company to insure fee simple title to the Real Property in the name of the Purchaser upon delivery of a general warranty deed from the Seller to the Purchaser..

       Section 1.086. SurveyPrior to the Closing, the Seller, at the Seller's expense, shall have furnished to Purchaser a boundary survey of the Real Property, satisfactory to the Purchaser in its sole and absolute discretion..

       Section 1.087. Opinion of CounselThe Purchaser shall have received the opinion, dated the Closing Date, of Turner & McNamee to the effect that (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and G.T. Partners is a partnership duly organized, validly existing and in good standing under the laws of the State of Ohio, (ii) execution and delivery of this Agreement and the consummation of the transactions contemplated by such agreements do not violate the terms of the Seller's Articles of Incorporation or By-laws and the execution and delivery of the Lease do not violate the partnership agreement and other governing documents of G.T. Partners, (iii) the execution and delivery of this Agreement by the Seller and the execution and delivery of the Lease by G.T. Partners does not require the consent or approval of any governmental authority or other third party, except such consents and approvals which have been obtained prior to the Closing, (iv) the Agreement and the Lease each has been duly authorized by all corporate action by the Seller (in the case of the Agreement) and G.T. Partners (in the case of the Lease) and has been duly executed and delivered by the Seller (in the case of the Agreement) and G.T. Partners (in the case of the Lease) and is enforceable against Seller (in the case of the Agreement) and G.T. Partners (in the case of the Lease) in accordance with its terms, (v) to the knowledge of such counsel there is no claim or lawsuit pending or threatened which would challenge or prevent the consummation of the transactions contemplated by the Agreement or the Lease,
(vi) the conveyance documents executed by the Seller and/or Peebles transfer the Seller's title to the Acquired Assets to the Purchaser and (vii) Peebles is the sole shareholder, officer and director of the Seller..

         Section 1.088. Peebles Employment AgreementThe Purchaser and Peebles shall have entered into the Peebles Employment Agreement as described in
Section 7.04..

      Section 1.089. LeaseThe Purchaser and G.T. Partners, shall have entered into a lease with respect to the Office Space (the "Lease") in substantially the same form as attached hereto as Exhibit 8.08..
          Section 8.10. Hickey AgreementThe Seller and/or Peebles shall have entered into an agreement reasonably satisfactory to the Purchaser pursuant to which Seller and/or Peebles shall transfer their interest in the Tamarron Corporation to James Hickey (the "Hickey Agreement")..

     ARTICLE IX.

     TERMINATION

      Section 1.091. Termination; Failure to CloseThe Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Purchaser is not satisfied, in its sole and absolute discretion, with the condition of any of the Acquired Assets, the amount of any of the Assumed Liabilities, or with the continuing operations of the Business. Notwithstanding anything contained in the preceding sentence to the contrary, this Agreement and the transactions contemplated herein may be terminated at any time on or before the Closing (i) by unanimous agreement of the parties or (ii) by one party giving written notice to the other party on or before Closing in the event of fraud in the inducement relating to the transactions contemplated in this Agreement by the party receiving notice of termination..

     Section 1.092. Effect of TerminationIn the event of termination pursuant to Section 9.01, this Agreement shall terminate and have no further effect, with no liability on any party hereto, other than liability arising out of a breach by that party of any representation, warranty, covenant, or agreement contained herein..

     ARTICLE X.

     CLOSING AND CLOSING DELIVERIES

       Section 1.101. Closing DateThe closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place at 10:00 a.m. Eastern Standard Time, on April 29, 1996 at the offices of the Seller, located at 955 Congress Park Drive, Dayton, Ohio (the "Closing Date")..

       Section 1.102. Deliveries by the Seller and PeeblesAt the Closing, the Seller or Peebles shall deliver or cause to be delivered to the Purchaser the following duly executed documents and other items in form satisfactory to the Purchaser:.

                   (a) All assignments and such other instruments of sale, transfer, conveyance and assignment of the Acquired Assets as the Purchaser may request, including, but not limited to, all third party consents that may be necessary to assign any of the Acquired Assets to the Purchaser;


            (b) A Certificate of Good Standing of the Seller issued by the Secretary of State for the State of Ohio, dated as of the most recent practicable date prior to the Closing;


               (c) Results of searches dated within 10 days of the Closing disclosing any judgments, tax liens, Uniform Commercial Code financing statements, or any other Liens filed or indexed against any of the Acquired Assets;


            (d) A true and complete copy of the Articles of Incorporation, including all amendments thereto, of the Seller;

           (e) A copy of the By-laws, including all amendments thereto, of the Seller certified as true and complete and presently in effect by the Secretary of the Seller;


          (f)     An opinion of Turner & McNamee
 as described in Section 8.07;

            (g) All Permits necessary to conduct the Business, transferred to the Purchaser as required by law;


            (h)     The Peebles Employment Agreement as described in Section
                    7.04;


            (i)     The Lease as described in Section 8.09;


            (j) The Hickey Agreement, as described in Section 8.10 as well as a certificate of the Seller and Peebles confirming that Seller's and/or Peeble's interest in Tamarron Corporation has been transferred to Mr. Hickey;


          (k)
All documents necessary to perfect title to or interest in any of the Acquired Assets, including, but not limited to, a warranty deed and any other document necessary to convey good and marketable title to the Real Property;

          (l)
A certificate of the Seller and Peebles stating that the Transaction Costs set forth on Schedule 1.04 are true and accurate and that the Purchaser is not liable to the Seller and/or Peebles for any amount in excess of the amount set forth therein;

             (m) A certificate of the Seller and Peebles acknowledging (or waiving) delivery by the Purchaser of the items set forth in Section 10.03. The failure of the Seller or Peebles to deliver this certificate will not in and of itself constitute a breach of this Agreement if the certificate was not delivered because of Purchaser's failure to deliver the items set forth in
Section 10.03; and


                (n) All Schedules to this Agreement, except Schedule 3.02, (which shall have been delivered to Purchaser at least 3 days prior to the Closing).


          Section 1.103. Deliveries by PurchaserAt the Closing, the Purchaser shall deliver or cause to be delivered to the Seller or Peebles the following duly executed documents and other items in form satisfactory to the Seller and Peebles:.

          (a)     The sum of Five Hundred Thousand Dollars ($500,000.00);


               (b) An assumption of the Assumed Liabilities and such other instruments of assumption as the Seller reasonably may request;


          (c)
An opinion of Ice Miller Donadio & Ryan described in Section 7.05;

          (d)     The Peebles Employment Agreement as described in Section 7.04;


          (e)     The Lease as described in Section 8.09;


          (f)     Schedule 3.02;


          (g) A Certificate of Good Standing of the Purchaser issued by the Secretary of State for the State of Ohio, dated as of the most recent practicable date prior to the Closing;


          (h) A true and complete copy of the Articles of Incorporation, including all amendments thereto, of the Purchaser;

          (i)
A copy of the By-laws, including all amendments thereto, of the Purchaser certified as true and complete and presently in effect by the Secretary of the Purchaser; and

          (j)
A certificate of the Purchaser acknowledging (or waiving) delivery by the Seller and/or Peebles of the items set forth in Section 10.02 . The failure of the Purchaser to deliver this certificate will not in and of itself constitute a breach of this Agreement if the certificate was not delivered because of Seller's and/or Peeble's failure to deliver the items set forth in
Section 10.02.

     ARTICLE XI.

     MISCELLANEOUS

     Section 1.111. CounterpartsThis Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument..

          Section 1.112. ExpensesThe Purchaser and the Seller shall each bear their own legal, accounting, and out-of-pocket expenses in connection with this Agreement and the negotiation and consummation of the transactions contemplated herein..

        Section 1.113. Public AnnouncementsBefore the Closing, Crossmann, the Purchaser, the Seller, Peebles, and their respective representatives shall not make any public release of information regarding the matters contemplated herein, except (i) that a press release mutually agreed upon by the Purchaser and the Seller shall be jointly issued by the Purchaser and the Seller as soon as practicable after the execution of this Agreement; (ii) that Crossmann, the Purchaser, the Seller, and Peebles may continue communications with employees, customers, suppliers, franchises, lenders, lessors, shareholders, and other groups as may be legally required or appropriate and which is not inconsistent with the best interests of any party or the prompt consummation of the transactions contemplated herein; and (iii) as required by law..

     Section 1.114. Risk of LossUntil the Closing, the risks of ownership and loss of the Acquired Assets shall be borne by the Seller. If, prior to the Closing, all or any part of the Acquired Assets are damaged by fire or by any other cause whatsoever, or are taken, in whole or in part, by condemnation or other exercise of eminent domain, the Seller shall promptly give the Purchaser written notice of such damage or taking. In the event of any such damage or taking, the Purchaser shall have the option to require the Seller either to:.

                 (a) convey the Acquired Assets on the Closing Date to the Purchaser in a damaged condition and to assign to the Purchaser all of the Seller's right, title and interest in and to (i) any claims Seller may have under any insurance policies covering the Acquired Assets (with a credit for any deductible amount), (ii) the proceeds of any self-insurance (as a credit against the Purchase Price) or (iii) any condemnation proceeds; or


          (b)     terminate this Agreement.


          Section 1.115. Index and CaptionsThe index and the captions of the Sections and Articles of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any paragraph hereof..

          Section 1.116. NoticesAll notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon delivery, if personally delivered; (b) on the fifth day after being deposited with the U.S. Postal Service, if sent by certified or registered mail, return receipt requested; (c) on the next day after being deposited with a reliable overnight delivery service; or (d) upon receipt of an answer back, if transmitted by facsimile, postage prepaid in all cases other than facsimile, addressed to the other party at the following addresses, or facsimile numbers in the case of a facsimile:.

If to Crossmann or to the Purchaser, to:

     Crossmann Communities, Inc.
     9202 North Meridian Street
     Suite 300
     Indianapolis, Indiana  46268
     Attention:  John Scheumann

     Tel. No.:  (317) 843-9514
     Facsimile No.:  (317) 571-2210

With a copy to:

     Steven K. Humke
     ICE MILLER DONADIO & RYAN
     One American Square
     Box 82001
     Indianapolis, Indiana  46282-0002

     Tel. No.:  (317) 236-2397
     Facsimile  No.:  (317) 236-2219

If to the Seller or to Peebles, to:

     Thomas H. Peebles
     9816 Country Creek Way
     Dayton, Ohio 45458

     Tel. No.:(513) 885-3301
     Facsimile No.: (513) 436-9968

With a copy to:

     Bradley W. Evers
     TURNER & MCNAMEE
     360 National City Center
     6 North Main Street
     Dayton, Ohio 45402-1908

     Tel. No.: (513) 496-3600
     Facsimile No.: (513) 496-3608

     Any party may change its address for the purpose of this Section 11.06 by giving the other party written notice of its new address in the manner set forth above.

          Section 1.117. Entire AgreementThis Agreement and the agreements expresly contemplated hereby, including the Exhibits and Schedules referred to herein which form a part of this Agreement and a side letter that the parties may enter into, contain the entire understanding of the parties hereto with
respect  to  the  subject  matter  hereof  and  thereof.    There  are  no
representations, promises, warranties, covenants, or undertakings other than those expressly set forth or provided for in this Agreement or in the agreements expressly contemplated hereby. This Agreement and the agreements expressly contemplated hereby supersede all prior agreements and understandings between the parties with respect to the transactions contemplated by this Agreement. No provision of this Agreement may be amended or waived except in writing, and no such amendment shall extend to anything other than the specific subject matter thereof..

          Section 1.118. Governing LawThis Agreement and all transactions contemplated hereby shall be governed, construed, and enforced in accordance with the laws of the State of Ohio and shall be treated in all respects as a State of Ohio contract, without regard to the laws related to choice or conflict of laws..

          Section 1.119. Waiver of ComplianceThe party for whose benefit a warranty, representation, covenant, or condition is intended may, in writing, waive any inaccuracies in the warranties and representations contained in this Agreement or waive compliance with any of the covenants or conditions contained herein and so waive performance of any of the obligations of the other party hereto, and any defaults hereunder; provided, however, that such waiver must be in writing, and shall not affect or impair the waiving party's rights with respect to any other warranty, representation, covenant, or any default hereunder, nor shall any waiver constitute a continuing waiver..

       Section 11.10. Validity of ProvisionsShould any part of this Agreement be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated therefrom, it being the intent of the parties that they would have executed the remaining portions of this Agreement without including any such part or portion which may be declared invalid..

     Section 11.11. Schedules and ExhibitsEach and every Schedule and Exhibit to this Agreement, and each and every document to be delivered in the future pursuant to this Agreement is hereby incorporated into this Agreement and made an integral part hereof..

      Section 11.12. CurrencyAll amounts herein are stated in currency of the United States of America..

        Section 11.13. No Intention to Benefit Third PartiesThe provisions of this Agreement are not intended to, and shall not, benefit any Person other than the parties to this Agreement, the provisions hereof are not intended to, and shall not create any third party beneficiary right in any Person..

     Section 11.14. Successors and AssignsThis Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and permitted assigns; provided, however, that neither the Seller nor Peebles may assign any rights or obligations under this Agreement..

     ARTICLE XII.

     DEFINITIONS

          As used in this Agreement, the following terms have the meanings indicated below:

      "Accounts Receivable" means all accounts and notes receivable, rights to refunds, and deposits of the Seller.

      "Acquired Assets" means Accounts Receivable, Assigned Contracts, Files and Records, Intangible Assets, Leased Personal Property, License, Partnerships, Permits (to the extent transferable by the Seller), Personal Property, Real Property, Supplies, and any other asset of the Seller listed on
Schedule 12.01. The term Acquired Asset shall not include any asset which is an Excluded Asset.

       "Affiliate" means any Person that directly or indirectly controls or is under common control with, or is controlled by Crossmann, the Purchaser, or the Seller. As used in this definition, "control" (including, its correlative meanings "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

     "Agreement" has the meaning specified in the Preamble.

     "Annual Financial Statements" has the meaning specified in Section 2.06.

     "Arbitration Notice" has the meaning specified in Section 6.04(a).

     "Assigned Contracts" shall include, but not be limited to, all sales contracts or other agreements for the conveyance of residential property, any appraisals relating to the Real Property and any unexpired warranties and guaranties from any subcontractors or suppliers regarding their performance, quality of workmanship, or quality of materials supplied in connection with the construction of residential homes or any other contracts or agreements necessary to conduct the Business.

     "Assumed Liabilities" has the meaning specified in Section 1.03.

     "Business" has the meaning specified in the Recitals.

     "Business Day" means any day other than Saturday, Sunday, and any day on which commercial banks in Ohio are authorized by law to be closed.

     "Claimant" has the meaning specified in Section 6.03.

     "Closing" has the meaning specified in Section 10.01.

     "Closing Date" has the meaning specified in Section 10.01.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contracts" has the meaning specified in Section 2.14.

     "Construction Contracts" has the meaning specified in Section 2.16(a).

     "Crossmann" has the meaning specified in the Preamble.

     "Dayton Metropolitan Area" means the following areas in Ohio: Montgomery County, Greene County, the City of Springboro in Warren County and the City of Franklin in Warren County.

     "Disagreement Notice" has the meaning specified in Section 6.04(a).

     "Election Notice" has the meaning specified in Section 6.05.

     "Employee Benefit Plans" has the meaning specified in Section 2.19(a).

     "Employee Pension Benefit Plan" has the meaning specified in Section
     2.19(a).

     "Employee Welfare Benefit Plan" has the meaning specified in Section
     2.19(a).

          "Environmental Claims" means all accusations, allegations, investigations, warnings, notice letters, notices of violations, liens, orders, claims, demands, suits, or administrative or judicial actions for any injunctive relief, fines, penalties, or any damage, including without limitation personal injury, property damage (including any depreciation of property values), lost use of property, natural resource damages, or environmental response costs arising out of Environmental Conditions or under Environmental Requirements.

      "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata, or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, spilling, leaking, pumping, pouring, injecting, emptying, discharging, emitting, escaping, leaching, dumping, disposal, release, or threatened release of Hazardous Materials, whether or not discovered which could or does result in Environmental Claims. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Materials at the work place or the exposure of persons or property to Hazardous materials migrating or otherwise emanating from, to, or located at, under, or on the Owned Property.

          "Environmental Expenses" means any liability (including strict liability), loss, cost, penalty, fine, punitive damage, encumbrance, or expense relating to any Environmental Claim or Environmental Conditions, or incurred in compliance with any Environmental Requirements, including without limitation the costs of investigation, cleanup, remedial, monitoring, corrective, or other responsive action, compliance costs, settlement costs, lost property value, and related legal and consulting fees and expenses.

        "Environmental Requirements" means all present and future laws, rules, regulations, ordinances, codes, policies, guidance documents, approvals, plans, authorizations, licenses, permits issued by all government agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, all states and political subdivisions thereof, and any foreign body, and all judicial, administrative, and regulatory decrees, judgments, and orders relating to human health, pollution, or protection of the environment (including ambient air, surface water, ground water, land surface, or surface strata), including (i) laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials, and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, or other handling of Hazardous Materials. Environmental Requirements shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund's Amendments and Reauthorization Act ("SARA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupational Safety and Health Act, as amended, and all other analogous laws or regulations promulgated or issued by any federal, state, foreign, or other governmental authority or body.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Funds" has the meaning specified in Section 6.04(d).

      "Excluded Assets" means the assets listed on Schedule 12.03, which shall include, but not be limited to, certain residential homes, including the property upon which such homes are built.

     "Files and Records" means all files and records of the Seller relating to the Business, whether in hard copy or magnetic or other format including customer and supplier records, equipments maintenance records, equipment warranty information, specifications and drawings, sales and advertising material, computer software, and the records relating to the employees to be employed by the Purchaser following the Closing.

      "Financial Statements" has the meaning specified in Section 2.06.

      "Hazardous Materials" means (i) any substance that is or becomes defined as a "hazardous substance," "hazardous waste," "hazardous materials," pollutant, or contaminant under any Environmental Requirements, including, but not limited to, CERCLA, SARA, RCRA, and any other analogous federal, state, local, or foreign law; (ii) petroleum (including crude oil and any fraction thereof); and (iii) any natural or synthetic gas (whether in liquid or gaseous state).

     "Hickey Agreement" has the meaning specified in Section 8.10.

     "Indemnification Notice" has the meaning specified in Section 6.03.

     "Indemnity Loss" has the meaning specified in Section 6.01.

     "Indemnifying Party" has the meaning specified in Section 6.03.

       "Intangible Asset" means all intangible personal property rights of the Seller, including all rights on the part of the Seller to proceeds of any insurance policies and all claims on the part of the Seller for recoupment, reimbursement, and coverage under any insurance policy.

     "Interim Financial Statement" has the meaning specified in Section 2.06.

     "Lease" has the meaning specified in Section 8.09.

     "Leased Personal Property" has the meaning specified in Section 2.13.

     "License" means the right to use the name "Tom Peebles Builders, Inc." in the Dayton, Ohio metropolitan area for a period of ten years from the date of this Agreement.

     "Litigation Notice" has the meaning specified in Section 6.03.

       "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other), option, easement, right-of-way, charge, or conditional sale agreement.

     "Office Lease" has the meaning specified in Section 2.09.

     "Office Space" has the meaning specified in Section 2.09.

     "Owned Property" means any Real Property that was or is owned, leased or otherwise under the control of the Seller at any time before the Closing Date.

     "Partnerships" means the Seller's or Peebles' partnership interest in all partnerships specified on Schedule 12.04, which shall include, but not be limited to, the Seller's partnership interest in the L & P Partners, the 3-G Partnership, the Bellbrook Land Company, and any other partnership or joint venture entered into by the Seller or Peebles for the purpose of residential land development in the metropolitan Dayton, Ohio area.

     "Peebles" has the meaning specified in the Preamble.

     "Peebles Employment Agreement" has the meaning specified in Section 7.04.

     "Permits" has the meaning specified in Section 2.17.

       "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, or unincorporated organization, or any governmental agency, officer, department, commission, board, bureau, or instrumentality thereof.

     "Personal Property" has the meaning specified in Section 2.12.

     "Personnel" means the officers, employees and/or agents of the Seller.

     "Purchase Price" has the meaning specified in Section 1.04.

     "Purchaser" has the meaning specified in the Preamble.

     "Real Property" has the meaning specified in Section 2.10.

     "Returns" has the meaning specified in Section 2.07(b).

     "Seller" has the meaning specified in the Preamble.

     "Supplies" has the meaning specified in Section 2.16.

     "Taxes" has the meaning specified in Section 2.07(a).

     "Title Company" has the meaning specified in Section 8.05.

     "Transaction Costs" has the meaning specified in Section 1.04(c).

         IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed by their duly authorized representatives, this Agreement as of the date first above written.

     "CROSSMANN"

     CROSSMANN COMMUNITIES, INC.



     By:

     Its:


     "PURCHASER"

     CROSSMANN COMMUNITIES OF OHIO, INC.



     By:

     Its:


     "SELLER"

     TOM PEEBLES BUILDERS, INC.



     By:

     Its:


     "PEEBLES"




     Thomas H. Peebles

     Below is a list of all of the Schedules attached to
the  Asset  Purchase Agreement by and among Tom Peebles Builders, Inc., Thomas
H. Peebles, Crossmann Communities, Inc. and Crossmann Communities of Ohio, Inc. Upon request, the Registrant will furnish the Commission with copies of any and all of the Schedules.



Schedule 1.02 -   Liens on Acquired Assets Not Held Free and Clear.
- - ----------------
Schedule 1.03 -   Assumed Liabilities.
- - ----------------
Schedule 1.04 -   Transaction Costs.
- - ----------------
Schedule 2.01 -   Title to Property.
- - ----------------
Schedule 2.02 -   Defaults and Violations Caused by Sale of Assets.
- - ----------------
Schedule 2.03 -   Required Consents.
- - ----------------
Schedule 2.05 -   Transactions with Certain Persons.
- - ----------------
Schedule 2.06 -   1993, 1994, and 1995 Financial Statements; Internally Prepared Balance
- - ----------------
                  and income Statement for November 1, 1995 through March 31, 1996.
Schedule 2.07 -   Taxes Not Fully Paid or Undisclosed Taxes.
- - ----------------
Schedule 2.08 -   Default or Violation of Contracts, Leases, Compliance with Laws.
- - ----------------
Schedule 2.09 -   Description of Lease on Building.
- - ----------------
Schedule 2.10 -   List of Real Property Acquired.
- - ----------------
Schedule 2.11 -   Conformity of Real Property.
- - ----------------
Schedule 2.12 -   List of Personal Property Owned.
- - ----------------
Schedule 2.13 -   List of Leases and Agreements of Tom Peebles Builders, Inc., Which
- - ----------------  Require Consents From Third Parties to be Assigned to Crossmann
                  Communities of Ohio, Inc.
Schedule 2.14 -   List of Contracts.
- - ----------------
Schedule 2.16 -   List of Supplies.
- - ----------------
Schedule 2.17 -   List of Licenses, Franchises.
- - ----------------
Schedule 2.18 -   Non-compliance of Wages and Employment Practices.
- - ----------------
Schedule 2.19 -   Employee Benefit Plans.
- - ----------------
Schedule 2.20 -   Non-compliance With Environmental Regulations.
- - ----------------
Schedule 2.21 -   Non-compliance With Growth Management of Laws.
- - ----------------
Schedule 2.22 -   Insurance Policies.
- - ----------------
Schedule 2.23 -   Non-disclosed Guarantees.
- - ----------------
Schedule 2.24 -   Persons Holding Powers of Attorney.
- - ----------------
Schedule 2.25 -   Non-disclosed Liabilities Not Included on Interim Financial
- - ----------------  Statement.
Schedule 2.27 -   Material Suppliers to be Terminated.
- - ----------------
Schedule 2.29 -   Non-disclosed Benefits to Customers, Suppliers, and
- - ----------------  Government Employees.
Schedule 2.31 -   Description of Forest Ridge Project.
- - ----------------
Schedule 2.32 -   Obligations Under Warranties.
- - ----------------
Schedule 3.02 -   Consents and Approvals.
- - ----------------
Schedule 12.01 -  Other Assets of Seller.
- - ----------------
Schedule 12.02 -  Assigned Contracts.
- - ----------------
Schedule 12.03 -  Excluded Assets.
- - ----------------
Schedule 12.04 -  Partnerships.
- - ----------------
Exhibit 7.04 -    Peebles Employment Agreement.
- - ----------------
Exhibit 8.08 -    Lease.
- - ----------------  -------------------------------------------------------------------------
